UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/16/2005

Century Aluminum Company
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-27918

DE	13-3070826
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2511 GARDEN ROAD, BUILDING A SUITE 200, MONTEREY , CA 93940
(Address of Principal Executive Offices, Including Zip Code)

212 696-8801
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Automatic Extension of Pechiney Supply Agreement.

On March 16, 2005, the term of a primary aluminum supply agreement between Century Aluminum of West Virginia, Inc. ("CWV"), a wholly-owned subsidiary of Century Aluminum Company (the "Company"), and Pechiney Rolled Products, LLC ("Pechiney"), a subsidiary of Alcan Inc., was automatically extended through July 31, 2007 when the Public Services Commission of West Virginia ("PSCWV") authorized a new power contract for the Company's Ravenswood, West Virginia production facility. The Molten Aluminum Purchase Agreement, dated as of September 20, 1999, between CWV and Pechiney (the "Pechiney Agreement") was due to expire on December 31, 2005, provided that it would be automatically extended through July 31, 2007 if the power contract for the Ravenswood facility was extended or replaced through that date. CWV currently purchases power used at the Ravenswood facility under a contract with Ohio Power which runs through December 31, 2005. Under the new power contract approved by the PSCWV, Appalachian Power Company will supply power to the Ravenswood facility from January 1, 2006 through December 31, 2010; provided that after December 31, 2007, CWV may terminate the agreement by providing 12-months' notice of termination. Under the terms of the Pechiney Agreement, the Company sells to Pechiney 23 to 27 million pounds per month of the molten aluminum produced at the Ravenswood facility at prices based on the market price for primary aluminum. Pechiney has the right, upon 12 months' notice, to reduce its purchase obligations under the Pechiney Agreement by 50%. Sales of primary aluminum to Pechiney under the Pechiney Agreement represented $249.9 million or 83.0% of the Company's revenues from the Ravenswood facility in 2004.

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This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's filings with the U.S. Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Century Aluminum Company

Date: March 21, 2005.	By:	/s/ Gerald J. Kitchen
Gerald J. Kitchen
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary